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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)AUGUST 5, 1998
                                                       ------------------


                              UNITED RENTALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
        Delaware                  001-14387                 06-1522496
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 (State or Other Jurisdiction  (Commission file Number)    (IRS Employer
       of  Incorporation)                                  Identification No.)

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        Four Greenwich Office Park, Greenwich, Connecticut           06830
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           (Address of Principal Executive Offices)        (Zip Code)


       Registrant's telephone number, including area code (203) 622-3131
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Item 5. Other
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     The Registrant has become the parent holding company of Old United Rentals
(as defined below) pursuant to the reorganization of the legal structure of Old United Rentals described below. As a result, the Registrant is a successor issuer to Old United Rentals, and pursuant to Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the common stock of Registrant, par value $0.01 per share, is deemed to be registered under Section 12(b) of the Exchange Act instead of the common stock of Old United Rentals. As used herein, "Old United Rentals" refers to the company which was incorporated in August 1997 under the name United Rentals, Inc. and which changed its name to United Rentals (North America), Inc. in connection with the reorganization described below.

     On August 5, 1998, a reorganization (the "Reorganization") was effected pursuant to which (i) Old United Rentals became a wholly owned subsidiary of the Registrant, a newly formed holding company, (ii) the name of Old United Rentals was changed from United Rentals, Inc. to United Rentals (North America), Inc.,
(iii) the name of the Registrant became United Rentals, Inc., (iv) the outstanding common stock of Old United Rentals was automatically converted, on a share for share basis, into common stock of the Registrant and (v) the common stock of the Registrant commenced trading on the New York Stock Exchange under the symbol "URI" instead of the common stock of Old United Rentals. The purpose of the reorganization was to facilitate certain financings. The business operations of Old United Rentals will not change as a result of the reorganization.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 7th day of August, 1998.


                                     UNITED RENTALS, INC.



                                     By:  Michael J. Nolan
                                        ----------------------
                                     Name:  Michael J. Nolan
                                     Title:  Chief Financial Officer

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